Exhibit 10.1

PINGTAN MARINE ENTERPRISE LIMITED

Re: Employment Contract

Dear Mr. LiMing Yung,

We are pleased to offer you an appointment with Pingtan Marine Enterprise Ltd. on the following terms:

Position

Chief Financial Officer (“CFO”)

Duties

You agree that during the course of your employment as CFO, you will abide by the Company’s constitution, this Agreement, the resolution(s) passed by the shareholder’s meeting of the Company and the resolution(s) passed by the Board of Directors of the Company to perform the duties of CFO and shall in accordance with the constitution fulfill your obligations to the shareholders.

You shall perform all of your duties as CFO of the Company in accordance with the Company law and any other applicable regulations.

You shall have the obligation to act in good faith and diligence and not to engage in any activities that may harm the Company’s interests.

Commencement Date

2019/12/5

Probation Period

1 month from the Commencement Date

Emoluments and Reimbursement

Your monthly salary will be USD $15,000 payable in arrears on the last working day of each and every calendar month, plus a bonus of USD $20,000 payable on last working day of each and every calendar year.

During the course of your employment, the Company shall reimburse you for any reasonable and necessary fees (travel expenses, accommodation expenses, hospitality expenses and other actual expenses) incurred by you during the fulfillment of your duties under this Agreement upon the production of relevant receipts and /or valid documentation of expenditure.

Termination

During the probation period, the contract of employment may be terminated by either party without prior notice. Thereafter two month’s advance written notice or payment in lieu of notice is required.

Confidentiality

You shall keep strictly confidential any matter or information concerning the business of the company both during the course of your employment and at any time thereafter.

Prohibition of Other Employment

You shall devote your whole time and attention to your employment. You shall not during the terms of your employment engage in any other employment or business without the prior written consent of the Company.

Prohibition of Competition

You shall undertake to the Company that during the course of employment with the Company, you shall not in any way engage in any business which is in competition with the business of the Company.

Governing Laws and Jurisdiction

This Agreement is governed by the laws of New York and the parties submit to the non-exclusive jurisdiction of the courts of New York.

Prohibition and Enforceability

Any provision of, or the application of any provision of, this Agreement which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition. Any provision of, or the application of any provision of, this Agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

Counterparts

This agreement may be executed in any number of counterparts. All counterparts, taken together, constitute one instrument. A party may execute this Agreement by signing any counterpart.

Interpretation

In this Agreement, unless the context otherwise requires:

1.	headings and underlining are for convenience only and do not affect the interpretation of this Agreement;
2.	words importing the singular include the plural and vice versa; words importing a gender include any gender;
3.	where a word or phrase is defined in this Agreement, other parts of speech and grammatical forms of that word or phrase have a corresponding meaning;
4.	a reference to a document includes an amendment or supplement to, or replacement or novation of, that document; and
5.	references to sums of money are to amounts in US dollars.

Please signify your acceptance of our offer by countersigning and returning to us the duplicate of this Agreement.

We welcome you to join our Company and trust that your service with us will be of great value to our Company.

Yours faithfully,

Pingtan Marine Enterprise Limited

/s/ Xinrong Zhuo

Name: Xinrong Zhuo

Title: Chief Executive Officer

I agree to accept the appointment on the terms above stated and shall abide by the Company’s instructions.

Appointee:	/s/ LiMing Yung	Date:	December 5, 2019

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